EXHIBIT 10.3

MUTUAL RELEASE

Each of Corel Corporation (the "Company"), Vector Capital Partners II International, Ltd. on its own behalf and on behalf its controlled affiliates, subsidiaries and their respective predecessors, successors and assigns (collectively the "Releasor") in consideration of the release to be provided to the Releasor below and for other good and valuable consideration, the adequacy of which is hereby acknowledged, hereby, effective as of the date hereof, irrevocably and unconditionally remises, releases and forever discharges the undersigned individual (the "Director"), a director of the Company and his heirs, executors, legal personal representatives, administrators, trustees, successors and assigns (the "Director Released Parties") of and from all and any actions, manner of actions, causes of actions, suits, proceedings, executions, judgements, duties, debts, dues, accounts, bonds, losses, injury, indemnities, expenses, interest, covenants (whether express or implied), agreements, liens, liabilities, grievances, claims, costs, damages, monies and demands of every nature and description whatsoever, at law or in equity, or under any statute whether known or unknown, suspected or claimed, matured or unmatured, contingent or otherwise (collectively, the "Claims"), which the Releasor now has, or ever had or hereafter can, shall or may have or assert, now or at any time in the future, for or by reason of or in any way arising out of any cause, matter or thing whatsoever which arises as a result (for the avoidance of doubt, either directly or indirectly) of the Director having been a director of the Company of every nature and kind, save and except that this release shall not be effective to release the Director from any Claims arising out of or relating to fraud or criminal conduct on the part of the Director.

The Director in consideration for the release to be provided to the Director Released Parties above and for other good and valuable consideration, the adequacy of which is hereby acknowledged, effective as of the date hereof, irrevocably and unconditionally remises, releases and forever discharges the Releasor, and their present and former directors, officers, employees, partners and agents and each of their heirs, executors, legal personal representatives, administrators, trustees, successors and assigns, of and from all Claims which the Director Released Parties now have, or ever had or hereafter can, shall or may have or assert, now or at any time in the future, for or by reason of or in any way arising out of any cause, matter or thing whatsoever which arises as a result (for the avoidance of doubt, either directly or indirectly) of the Director having been a director of the Company of every nature and kind.

Notwithstanding anything contained herein, this release shall not extend to or affect, or constitute a release of the Director Released Parties' right to sue, claim against or recover from the Company and shall not constitute an agreement to refrain from bringing, taking or maintaining any action against the Company in respect of:

•	any corporate indemnity existing by statute, contract or pursuant to any of the constating documents of the Company provided in the Director Released Parties' favour;

•	the Director Released Parties' entitlement to any insurance maintained for the benefit or protection of existing or former directors and/or officers of the

Company including without limitation, directors' and officers' liability insurance; or

•	any unpaid remuneration or entitlements to have expenses reimbursed.

Each of the Releasor and the Director covenants and agrees that it shall not commence, maintain or enforce or cause to be commenced, maintained or enforced or join, assist, aid or act in concert in any manner whatsoever with any other person in any proceedings of any kind or nature whatsoever (including without limitation any cross claim, counterclaim, third party action or application) against any person as a result of any injury, loss or damage that the Releasor or the Director Released Parties, as the case may be, may have suffered in respect of any or all matters released by it in this release, including, without limitation, proceedings against any person who has or might be entitled to claim contribution, indemnity, damages or other relief from the other, as applicable, whether pursuant to statute or otherwise.

Each of the Releasor and the Director covenants and agrees that if it hereafter makes or participates in the making of any claim or commences or threatens to commence or participate in any claim against the other for or by reason of any cause, matter, claim or action that, pursuant to this instrument, has been released by the party, this release may be raised as an estoppel and complete bar to any such claim.

Each of the Releasor and the Director covenants and warrants that it has not transferred or assigned, nor entered into any agreement to transfer or assign, to any other person any Claim or any interest in any Claim, held by the Releasor or the Director, as applicable, or formerly held by the Releasor or the Director, as applicable,  in respect of any or all matters released by it, pursuant to the terms of this release.

Each of the Releasor and the Director hereby expressly waives and relinquishes to the fullest extent permitted by law, the provisions, rights and benefits of any statute, law, rule or regulation which might otherwise render a release unenforceable with respect to any matters released hereunder.

The Releasor reasonably believes that it is fully familiar with the facts and circumstances which are sufficient to enable it to enter into this release. The Releasor further expressly acknowledges and agrees that the release set forth herein extends to any matters which are presently unknown, as well as matters which may be known as at the date hereof.

The Director reasonably believes that it is fully familiar with the facts and circumstances which are sufficient to enable it to enter into this release. The Director further expressly acknowledges and agrees that the release set forth herein extends to any matters which are presently unknown, as well as matters which may be known as at the date hereof.

The Releasor hereby acknowledges that it is aware of the terms of this release and that it represents a full and final release and discharge of all claims.

The Releasor also acknowledges and agrees that the Releasor has relied wholly upon the Releasor's own judgment, belief and knowledge and has not been influenced in making this release by any representations or statements by the Director.

The Director hereby acknowledges that it is aware of the terms of this release and that it represents a full and final release and discharge of all claims except as expressly set out above.

The Director also acknowledges and agrees that the Director has relied wholly upon the Director's own judgment, belief and knowledge and has not been influenced in making this release by any representations or statements by the Releasor.

Each of the Director and the Releasor hereby acknowledges that in the event that any provision of this release, or any part thereof, shall be found to be void or invalid by a court of competent jurisdiction, such void or invalid provision, or part thereof, shall be deemed to be severed from this release without in anyway affecting the validity, enforceability or effect of any of the remaining provisions, or parts thereof, which shall be and remain in full force and effect.

The Director and the Releasor each agree that no party hereto shall assign its rights or transfer its obligations hereunder without the prior written consent of the other parties hereto and the parties agree to promptly sign such further documents and instruments, and do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this release and every part thereof.

Each of the Director and the Releasor agree that this release may be executed in counterparts and by facsimile, each of which so executed shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.

This release shall be binding upon and enure to the benefit of the Releasor and its successors and assigns. This release shall be binding upon and enure to the benefit of the Director and his successors, heirs, legal representatives and assigns.

The parties agree that they have each had the opportunity of obtaining independent legal counsel before executing this release.

This release shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein.

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IN WITNESS WHEREOF the parties have executed this release this ______________ day of __________, 2010.

SIGNED & DELIVERED In the presence of:
Witness	Director on his own behalf and on behalf of the applicable Director Released Parties

COREL CORPORATION on its own behalf and behalf of its controlled affiliates and subsidiaries

Name: Eleanor Lacey
Title: Vice President & General Counsel,
Vice President, Business Development

VECTOR CAPITAL PARTNERS II INTERNATIONAL, LTD. on its own behalf and behalf of its controlled affiliates and subsidiaries

Alexander R. Slusky
Director